EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements on:

Form S-3 (No. 33-48919)	—	Guaranteed Debt Securities and Warrants to Purchase Guaranteed Debt Securities of Exxon Capital Corporation;

Form S-3 (No. 33-8922)	—	Guaranteed Debt Securities of SeaRiver Maritime Financial Holdings, Inc. (formerly Exxon Shipping Company);

Form S-8 (Nos. 333-101175, 333-38917 and 33-51107)	—	1993 Incentive Program of Exxon Mobil Corporation;

Form S-8 (No. 333-110494)	—	2003 Incentive Program of Exxon Mobil Corporation;

Form S-8 (No. 333-69378)	—	ExxonMobil Fuels Marketing Savings Plan;

Form S-8 (No. 333-72955)	—	ExxonMobil Savings Plan;

Form S-8 (No. 333-75659)	—	Post-Effective Amendment No. 2 on Form S-8 to Form S-4 which pertains to the 1993 Incentive Program of Exxon Mobil Corporation;

Form S-8 (No. 333-117980)	—	2004 Non-employee Director Restricted Stock Plan

of our report dated February 28, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas

February 28, 2006